Exhibit 15.1

KPMG	KPMG Auditores Independentes Av. Almirante Barroso, 52 - 4° 20031-000 – Rio de Janeiro, RJ – Brasil Caixa Postal 2888 20001-970 – Rio de Janeiro, RJ – Brasil	Telefone 55 (21) 2515-9400 Fax 55 (212) 3515-9000 Internet www.kpmg.com.br

October 29, 2007

Petróleo Brasileiro S.A. - Petrobras

Rio de Janeiro, Brazil

With respect to the registration statement on Form F-3 (333-139459), we acknowledge our awareness of the incorporation by reference therein of our report dated September 5, 2007 relating to our review of interim financial information of Petróleo Brasileiro S.A. - Petrobras.

Pursuant to Rule 436 under the Securities Act of 1933 (the Act), such report is not considered part of a registration statement prepared or certified by an independent registered public accounting firm, or a report prepared or certified by an independent registered public accounting firm within the meaning of Sections 7 and 11 of the Act.

/s/ KPMG Auditores Independentes

KPMG Auditores Independentes

Rio de Janeiro, Brazil